ANCHIN, BLOCK & ANCHIN LLP
                                              Accountants and Advisors
                                              1375 Broadway New York, NY  10018
                                              (212) 840-3456
                                              www.anchin.com




CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-effective Amendment No. 1 to Registration Statement No. 333-154909 of Robeco-Sage Multi-Strategy Fund, L.L.C. on Form N-2 of our report dated May 28, 2008. We also consent to the references to us under the captions "Financial Highlights" and "Independent Registered Public Accounting Firm" in the Prospectus and under the caption "Financial Statements" in the Statement of Additional Information.


                                               ANCHIN, BLOCK & ANCHIN LLP



New York, New York
December 18, 2008



















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